AGREEMENT


This Agreement (this "AGREEMENT") is entered into as of this 31st day of August, 2007, by and between Kirk Pharmaceuticals, LLC (the "COMPANY") and CB Distributors, Inc. ("CB").

WHEREAS, The Company has available a supply of [*] it uses to manufacture finished product; and

WHEREAS, CB desires to purchase a portion of the Company's supply of [*] to allow the Company to manufacture finished product for CB; and

WHEREAS, this Agreement is being entered into between the Company and CB in connection with a promissory note of even date herewith (the "NOTE"); and

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. SALE AND PURCHASE. The Company hereby sells, transfers and assigns, free and clear of any liens and encumbrances, to CB a total of [*] ([*]) of its [*] raw material (the "RAW MATERIAL") in exchange for the payment of $300,000.00, in immediately available funds. The Company shall order a minimum of [*] within 48 hours, from its already allocated [*] raw material allocation at BASF, and have on-site on or before September 23, 2007 an additional minimum of [*] , from its already allocated [*] raw material allocation at BASF to cover the Raw Material purchased by CB.

2. MANUFACTURE/PURCHASE. CB agrees to purchase from the Company a minimum of $500,000.00 per month of product containing the Raw Material until the Raw Material purchased from the Company is exhausted or repurchased, as described below. The terms of payment for the finished product containing the Raw Material shall be consistent with the current terms extended by the Company to CB. The Company will draw from CB's Raw Materials located in the Company's facility to manufacture the product and fill all purchase orders submitted by CB. The Company's invoice price for the [*] products manufactured, packaged and sold to CB will not be adjusted for the use of CB Raw Materials and as indicated in the Note, the Company will not increase its current price of the [*] products manufactured, packaged and sold to CB until after all of the Raw Material is exhausted. The Company will comply with all applicable United States and state laws, statutes, rules, and regulations, including applicable current FDA guidelines in connection with the manufacture of the products containing [*].

3. REPURCHASE. Upon the Company's payment of all outstanding principal and interest on the Note, CB shall have the right to cause the Company to repurchase from CB all of the remaining Raw Material for $300,000.00.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to CB that: (a) it owns [*] of the Raw Material free and clear of any liens and encumbrances; (b) [*] of Raw Material will be ordered from BASF within 48 hours of the execution of this Agreement for delivery as soon as practical and an additional [*] of the Raw Material will be on-site on or before September 23, 2007; (c) the Raw Materials will be segregated from all other raw materials held by the Company and identified as property of CB; (d) the Raw Materials will not be used in the manufacture of any products for any of the Company's customers other than CB, without CB's prior written consent; (e) the Raw Materials will not be sold without CB's prior written consent; (f) the Company hereby assigns all rights and


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proceeds received from its insurers, relating to the Raw Materials, in the event of a loss of all or a portion of the Raw Materials; (g) if it is obligated under the Note to allocate an additional [*] of [*] for CB it will promptly order that material from BASF and such material shall become Raw Material pursuant to this Agreement; and (h) it will ship the Raw Material to CB's FDA licensed third party designee upon CB's request.

5. DEFAULT. If the Company is in default under the Note, it will cooperate with CB in transferring the Raw Material to CB's FDA licensed third party designee; PROVIDED FURTHER, that if the event of default is caused by the Company's failure to purchase [*] from it's BASF allocation, CB may pay BASF directly and the Company will cooperate in transferring that Raw Material to CB's FDA licensed third party designee.

6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (without regard for conflict rules thereof) and the United States.

7. SEVERABILITY. Should any section, or portion, of this Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by legally enforceable directive of any governmental body, then such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction; this Agreement shall not otherwise be affected.

8. ENTIRE AGREEMENT. The terms and provisions contained in this Agreement and the Note constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof.

9. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of any such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed copy hereof by facsimile transmission, including via PDF/email, to another party hereto and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.




                      [Balance of Page Intentionally Blank]


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first set forth above.


CB DISTRIBUTORS, INC.                           KIRK PHARMACEUTICALS, LLC


By:                                             By:
   -------------------------------                 -----------------------------
Carlos Bengoa, President                        Ronald H. Lane, Chairman and CEO




I, Ronald H. Lane, Chairman and CEO and I, John Copanos, Vice President of Business Development of the Company do hereby both certify on behalf of the Company that it currently has [*] of the Raw Material in its facility in Florida and that it will order at least an additional [*] of the Raw Material from BASF within 48 hours of the execution of this Agreement to fulfill CB purchase for delivery as soon as practical.


----------------------------------        --------------------------------------
Ronald H. Lane                            John Copanos
Chairman and CEO                          Vice President of Business Development


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